EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-263949) of HealthStream, Inc.; and
(2)	Registration Statement (Form S-8 No. 333-265242) pertaining to the HealthStream, Inc. 2022 Omnibus Incentive Plan

of our reports dated February 28, 2025, with respect to the consolidated financial statements of HealthStream, Inc. and the effectiveness of internal control over financial reporting of HealthStream, Inc. included in this Annual Report (Form 10-K) of HealthStream, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Nashville, Tennessee

February 28, 2025